Exhibit 10.1

PROPERTY AGREEMENT

THIS AGREEMENT is made effective March 2, 2006.

BETWEEN:

Shaheen Jivraj-Sangara, an individual residing in the Province of British Columbia and having a address at 1903-583 Beach Crescent, Vancouver, British Columbia, Canada, V6Z 3E6.

(hereinafter called “Seller”)

OF THE FIRST PART

AND:

Georgia Exploration Inc. a company duly incorporated under the laws of the State of Nevada, having an office 1903-583 Beach Crescent, Vancouver, British Columbia, Canada, V6Z 3E6.

(hereinafter called “GEX”)

OF THE SECOND PART

WHEREAS:

A.

Seller is the sole registered and beneficial owner of 100% of the right, title and interest in and to fourteen Similkameen Mining Claims, which are situated in British Columbia, which Mining Claims are more particularly described in Schedule “A” attached hereto and forming part of hereof (hereinafter called the “Claim”); and

B.

The parties now wish to enter into an agreement granting to GEX an undivided 100% of the right, title and interest in and to the Claim on the terms and conditions are hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1. Representation and Warranties

1.

GEX represents and warrants to Seller that:

a.

GEX is a body corporate duly incorporated, organized and validly subsisting under the laws of Nevada;

b.

GEX has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

c.

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which GEX is a party; and

d.

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of GEX constating documents.

2.

Seller represents and warrants to GEX:

a.

the Claim consists of fourteen mining claims in the Similkameen Mining District which has been duly and validly recorded and registered, as accurately described in Schedule “A”, is presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, is free and clear of all liens, charges and encumbrances;

b.

Seller is the registered and beneficial owner of a 100% interest in and to the Claim and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% interest in and to the Claim in accordance with the terms of this Agreement;

c.

no person, firm or corporation has any proprietary or possessory interest in the Claim other than Seller and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any such products removed from the Claim;

d.

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Seller is a party or by which Seller is bound; and

e.

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

f.

Seller has spent a total amount of CDN$5,000 (USD$4,388) to acquire the claim and to pay for a geological report on the Claim dated March 3, 2006, an originally signed copy of which has been provided to GEX.

3.

The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Claim by GEX and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

2.

Purchase

Seller hereby sells and grants to GEX an undivided 100% right, title and interest of Seller in and to the Claim, in accordance with the terms of this Agreement for and in consideration for the sum of $5,215 (US$4,587) payable by the issuance to Seller by GEX of

1,303,750 shares of common stock of GEX at a deemed price of $0.004 (US$0.0035) per share.

3.

Transfer of Title

Seller will hold the Claim in trust for GEX, and transfer the Claim to GEX or its authorized agent, in accordance with the terms of a Trust Agreement to be entered into concurrently with this Agreement.

4.

Covenants of Seller

Seller will:

a.

not do any act or thing which would or might in any way adversely affect the rights of GEX hereunder or the ability of GEX to access the Claim and conduct exploration and development activities thereon;

b.

make available to GEX and its representatives all records and files in the possession of Seller relating to the Claim and permit GEX and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

c.

in accordance and subject to the terms of the Trust Agreement and this agreement, to promptly transfer registered ownership of the Claim to GEX or its authorized agent on request made by GEX.

5.

Covenants of GEX

GEX will not do any act or thing which would or might any way adversely affect the rights of Seller hereunder.

6.

Further Assurances

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

7.

Notice

1.

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

a.

if to GEX
1903 – 583 Beach Crescent
Vancouver, British Columbia
Canada, V6Z 3E6

b.

if to Seller
1903 – 583 Beach Crescent
Vancouver, British Columbia
Canada, V6Z 3E6

2.

Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

3.

Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

8.

Headings

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

9.

Payment

All references to monies hereunder will be in United States funds except where otherwise designated. All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in the United States or Canada as such party may designate from time to time by written notice. Said banks or banks will be deemed the agent of the designating party for the purpose of receiving and collecting such payment.

10.

Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.

Terms

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of Nevada.

12.

Entire Agreement

This agreement, together with the Trust Agreement entered into between the parties concurrently herewith, constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

13.

Time of Essence

Time will be of the essence in this Agreement.

14.

Enforcement of Agreement

The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Georgia Exploration Inc. Per: /s/ Shaheen Jivraj-Sangara President, Shaheen Jivraj-Sangara	Shaheen Jivraj-Sangara Per: /s/ Shaheen Jivraj-Sangara Shaheen Jivraj-Sangara

This is Schedule “A” to a Property Agreement made as of the 22nd day of September, 2005 between Shaheen Jivraj-Sangara and Georgia Exploration Inc.

Tenure Number	Claim Name	Good To Date
413776	CHUB 1	August 28, 2006
413777	CHUB 2	August 28, 2006
413778	CHUB 3	August 28, 2006
413779	CHUB 4	August 28, 2006
413780	CHUB 5	August 28, 2006
413781	CHUB 6	August 28, 2006
413782	CHUB 7	August 28, 2006
413783	CHUB 8	August 28, 2006
413784	CHUB 9	August 28, 2006
413785	CHUB 10	August 28, 2006
413786	CHUB 11	August 28, 2006
413787	CHUB 12	August 28, 2006
413788	CHUB 13	August 28, 2006
413789	CHUB 14	August 28, 2006